Exhibit 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Third Amendment and Limited Waiver”), dated as of July 21, 2017, is entered into by and among INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Lenders, Agent, and Wells Fargo, as the sole book runner and as the sole arranger, are parties to that certain Credit Agreement, dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have informed Agent that an Event of Default identified on Schedule A hereto has occurred and is continuing which constitutes an Event of Default under the Credit Agreement (the “Designated Event of Default”);

WHEREAS, the Borrowers, Lenders, and the Agent are parties to that certain Limited Waiver, dated as of March 30, 2017, whereby the Agent and the Lenders agreed to waive the Designated Event of Default until May 15, 2017 (the “Original Deadline”);

WHEREAS, the Borrowers, Lenders, and the Agent are parties to that certain First Amendment and Limited Waiver, dated as of May 15, 2017, whereby the Agent and the Lenders agreed to waive the Designated Event of Default until July 17, 2017 (the “Audit Deadline”);

WHEREAS, the Borrowers, Lenders, and the Agent are parties to that certain Second Amendment and Limited Waiver, dated as of July 17, 2017, whereby the Agent and the Lenders agreed to waive the Designated Event of Default until July 24, 2017 (the “Extended Audit Deadline”);

WHEREAS, the Borrowers have requested that the Agent and the Required Lenders extend the Original Deadline until the date that is the earlier of (a) the occurrence and continuation of a Default or Event of Default other than the Designated Event of Default and (b) August 31, 2017 (the “New Extended Audit Deadline”) and continue to provide a limited waiver of the Designated Event of Default;

WHEREAS, Agent and the Lenders are willing to extend the Extended Audit Deadline to the New Extended Audit Deadline provided that certain provisions of the Credit Agreement are amended, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Defined Terms.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto).

2.                                      Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended as follows:

(a)                                 Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Third Amendment” means that certain Third Amendment to Credit Agreement and Limited Waiver, dated as of the Third Amendment Effective Date, by and among the Borrowers, Lenders, and Agent.

“Third Amendment Effective Date” means July 21, 2017.”

(b)                                 Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the below definitions in their entirety as follows:

““Available Revolver Increase Amount” means $0.

“Financial Covenant Triggering Period” means the period commencing from the date (a) an Event of Default has occurred and is continuing, or (b) Excess Availability is less than the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $6,125,000, to the date (x) if such Financial Covenant Triggering Period was triggered by clause (a) above, the date that all Events of Default have been cured or waived, and (y) if such Financial Covenant Triggering Period was triggered by clause (b) above, such time as Excess Availability has at all times been greater than the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $6,125,000 for thirty (30) consecutive days.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 120 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $3,000,000.”

(c)                                  Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (g) of the definition of “Permitted Indebtedness” and replacing it with the following:

“(g)  [Reserved].”

3.                                      Waiver of Designated Event of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, subject to the satisfaction of the conditions precedent in Section 5 hereof, the Agent and the Lenders hereby agree to waive the Designated Event of Default until the New Extended Audit Deadline.  On the date constituting the New Extended Audit Deadline, the Designated Event of Default will be reinstated as if the waiver set forth above had never been provided and failure of the Parent Borrower to be in compliance on such date with the No Qualification Requirement (as defined on Schedule A) shall constitute an immediate Event of Default.

4.                                      Effectiveness of Third Amendment and Limited Waiver.  This Third Amendment and Limited Waiver shall be effective only to the extent specially set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Agent and the Lenders have not been informed by the Borrowers, (b) affect the right of the Agent and the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Third Amendment and Limited Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Borrowers requiring the Agent’s or the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or any Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than the Designated Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.  Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against the Borrowers and any Guarantor under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.

5.                                      Conditions Precedent to Third Amendment and Limited Waiver.  The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Third Amendment and Limited Waiver (such date being the “Third Amendment Effective Date”):

(a)                                 The Third Amendment Effective Date shall occur on or prior to July 21, 2017.

(b)                                 Agent shall have received this Third Amendment and Limited Waiver, duly executed by the parties hereto, and the same shall be in full force and effect.

(c)                                  Agent shall have received an amendment and limited waiver duly executed by each of the Loan Parties, the Required Lenders (as defined in the Term Loan Credit Agreement) and the Term Loan Agent in substantially the form attached as Exhibit A hereto (the “Term Loan Amendment and Waiver”).

(d)                                 The Term Loan Agent and the Lenders (as defined in the Term Loan Credit Agreement) shall have consented to the terms of this Third Amendment and Limited Waiver.

(e)                                  Each Lender (as defined in the Term Loan Credit Agreement) shall have authorized the Term Loan Agent to execute and deliver a side letter on its behalf, in substantially the form attached as Exhibit B hereto (the “Side Letter”), and shall have agreed to be bound thereby.

(f)                                   Agent shall have received the Side Letter duly executed by the parties thereto, and the same shall be in full force and effect.

(g)                                  Borrowers shall pay concurrently with the closing of the transactions evidenced by this Third Amendment and Limited Waiver all fees, costs, expenses, and taxes then payable pursuant to the Credit Agreement and Section 8 hereof.

(h)                                 Borrowers shall not have paid, nor shall they have agreed to pay, to Term Loan Agent or any Lender (as defined in the Term Loan Credit Agreement) any fees or expenses in connection with Term Loan Amendment and Waiver, other than reasonable, out-of-pocket fees of legal counsel to Term Loan Agent.

(i)                                     All other documents and legal matters in connection with the transactions contemplated by this Third Amendment and Limited Waiver shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

6.                                      Condition Subsequent.

(a)                                 Within 30 days after the Third Amendment Effective Date (or such longer period of time as agreed to by the Agent in its sole discretion), the Agent shall have received a set of Projections of the Borrowers for the 3 year period following the Third Amendment Effective Date on a year by year basis and for the 1 year period following the Third Amendment Effective Date on a month by month basis in form and substance including as to scope and underlying assumptions satisfactory to the Agent.

The failure to comply with the covenants set forth in this Section 6 on or before the dates specified herein shall constitute an immediate Event of Default.

7.                                      Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a)                                 It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Third Amendment and Limited Waiver and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)                                 The execution, delivery, and performance by it of this Third Amendment and Limited Waiver and the performance by it of the Loan Documents to which it is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate the Governing Documents of any Loan Party or its Subsidiaries, (B) violate any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries or violate any provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, which violation could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (D) result in or require the creation or imposition of any Lien or any nature whatsoever upon nay assets of any Loan Party, other than Permitted Liens, or require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c)                                  The execution, delivery, and performance of this Third Amendment and Limited Waiver does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the date hereof and (b) registrations, consents, approvals, notices, or other actions (i) that have been obtained and that are still in force and effect or (ii) the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(d)                                 This Third Amendment and Limited Waiver is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)                                  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, Agent, any member of the Lender Group, or any Bank Product Provider.

(f)                                   No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Third Amendment and Limited Waiver, and no condition exists which constitutes a Default or an Event of Default.

(g)                                  The representations and warranties set forth in this Third Amendment and Limited Waiver, the Credit Agreement, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(h)                                 This Third Amendment and Limited Waiver has been entered into without force or duress, of the free will of each Borrower, and the decision of each Borrower to enter into this Third Amendment and Limited Waiver is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(i)                                     It has read and understands this Third Amendment and Limited Waiver, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Third Amendment and Limited Waiver, has read this Third Amendment and Limited Waiver in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

(j)                                    As of the Third Amendment Effective Date, no Loan Party has paid to Term Loan Agent or any Lender (as defined under the Term Loan Credit Agreement), or agreed to pay, any fees and expenses in connection with the Term Loan Amendment and Waiver (or any incremental term loans in connection with the Term Loan Credit Agreement) other than the reasonable, out-of-pocket fees and expenses of legal counsel to Term Loan Agent.

8.                                      Payment of Costs and Fees.  Borrowers shall pay to Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Third Amendment and Limited Waiver and any documents and instruments relating hereto.

9.                                      Authorization of Agent to Enter into Side Letter.  Each Lender hereby irrevocably authorizes Agent to execute and deliver the Side Letter on such Lender’s behalf, and each Lender hereby agrees to be bound thereby.

10.                               Release.

(a)                                 Effective on the date hereof, each Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character,  whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Third Amendment and Limited Waiver.  As to each and every Claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)                                 Each Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each

Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release.  Each Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If any Borrower, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

11.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.  THIS THIRD AMENDMENT AND LIMITED WAIVER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

12.                               Amendments.  This Third Amendment and Limited Waiver cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

13.                               Counterpart Execution.  This Third Amendment and Limited Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Third Amendment and Limited Waiver.  Delivery of an executed counterpart of this Third Amendment and Limited Waiver by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Third Amendment and Limited Waiver.  Any party delivering an executed counterpart of this Third Amendment and Limited Waiver by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Third Amendment and Limited Waiver, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment and Limited Waiver.

14.                               Effect on Loan Documents.

(a)                                 The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Third Amendment and Limited Waiver shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document.  The Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default (other than the Designated Event of Default), shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrowers remains in the sole and absolute discretion of Agent and Lenders.  To the extent that any terms or provisions of this Third Amendment and Limited Waiver conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Third Amendment and Limited Waiver shall control.

(b)                                 Upon and after the effectiveness of this Third Amendment and Limited Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                                  To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Third Amendment and Limited Waiver, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)                                 This Third Amendment and Limited Waiver is a Loan Document.

(e)                                  Unless the context of this Third Amendment and Limited Waiver clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Third Amendment and Limited Waiver refer to this Third Amendment and Limited Waiver as a whole and not to any particular provision of this Third Amendment and Limited Waiver.  Section, subsection, clause, schedule, and exhibit references herein are to this Third Amendment and Limited Waiver unless otherwise specified.  Any reference in this Third Amendment and Limited Waiver to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder, under the Credit Agreement, or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

15.                               Entire Agreement.  This Third Amendment and Limited Waiver, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

16.                               Integration.  This Third Amendment and Limited Waiver, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

17.                               Reaffirmation of Obligations.  Each Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.  Each Borrower hereby acknowledges and reaffirms its obligations under Section 6 of the Second Amendment (i) to cooperate with Agent to provide Agent with updated reporting relative to Food Product Payables and other priority payables on or prior to July 24, 2017, and (ii) to pay each portion of the Second Amendment Fee on the date due and payable pursuant to the terms of Section 9 of the Second Amendment.  Each Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Third Amendment and Limited Waiver).

18.                               Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

19.                               Severability.  In case any provision in this Third Amendment and Limited Waiver shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Third Amendment and Limited Waiver and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Third Amendment and Limited Waiver as of the date first above written.

“Borrowers”

INVENTURE FOODS, INC., a Delaware Corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

RADER FARMS, INC., a Delaware corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

INVENTURE – GA, INC. f/k/a FRESH FROZEN FOODS, INC., a Delaware corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

WILLIAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

[SIGNATURE PAGE TO THIRD AMENDMENT AND LIMITED WAIVER]

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

LA COMETA PROPERTIES, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

BN FOODS, INC., a Colorado corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	CFO

[SIGNATURE PAGE TO THIRD AMENDMENT AND LIMITED WAIVER]

“Agent” and “Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Joe Primack
Name:	Joe Primack
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND LIMITED WAIVER]

SCHEDULE A

DESIGNATED EVENT OF DEFAULT

Default under Section 8.2 — Parent Borrower has informed the Agent and the Lenders that (i) the audited financial statements of Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2016 will be certified by the Parent Borrower’s auditor with a “going concern” qualification as a result of a prospective financial covenant default under the Term Loan Credit Agreement and (ii) the Parent Borrower and the other Loan Parties will not be able to comply with the no “going concern” covenant contained in Schedule 5.1(j) of Section 5.1 (the “No Qualification Requirement”) of the Credit Agreement for the fiscal year ended December 31, 2016 solely because of the certification delivered by Parent Borrower’s auditor with respect to Parent Borrower’s financial statements for the fiscal year ended December 31, 2016 containing a “going concern” qualification solely as a result of a prospective financial covenant default under the Term Loan Credit Agreement.

EXHIBIT A

TERM LOAN AGENT’S AMENDMENT AND LIMITED WAIVER

EXHIBIT B

SIDE LETTER